Exhibit 99.1
                                                                   ------------


Name and Address of Reporting Person:        Leslie H. Wexner
                                             c/o Limited Brands, Inc.
                                             Three Limited Parkway
                                             Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:    Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):             11/7/2005


                                     Amount of
                                    Securities
                                   Beneficially
                                       Owned                       Ownership
                                     Following                       Form:
                                     Reported                    Direct (D) or              Nature of Indirect
Title of Security                  Transaction(s)                 Indirect (I)             Beneficial Ownership
-----------------                  --------------                 ------------             --------------------
Common Stock                      21,181,917  (6)                     D/I  (2)          (2)

Common Stock                       8,657,998  (6)                     I  (3)            Foxcote One

Common Stock                       6,872,799  (7)                     D/I  (1)          (1)

Common Stock                       4,892,608                          I  (3)            Wexner Personal Holdings
                                                                                        Corporation

Common Stock                       4,571,601                          I  (3)            R.H.R.E.I. Trust

Common Stock                       3,300,568                          I  (3)            Trust 600

Common Stock                       2,885,305  (7)                     I  (4)            Foxcote Two

Common Stock                       1,293,683  (5)                     I  (3)            Held in Limited Brands, Inc.
                                                                                        Savings and Retirement Plan for
                                                                                        Leslie H. Wexner's account

Common Stock                         400,000                          I  (4)            Abigail S. Koppel Grantor Trust



See Notes on next page.

Name and Address of Reporting Person:         Leslie H. Wexner
                                              c/o Limited Brands, Inc.
                                              Three Limited Parkway
                                              Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:     Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):              11/7/2005


Notes:

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5) Based on account balance as of October 31, 2005. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.

(6) Reflects the transfer, on October 6, 2005, of 6,342,002 shares from Foxcote One to Mr. Wexner (in a transaction exempt under Rule 16a-13).

(7) Reflects the transfer, on October 6, 2005, of 2,114,695 shares from Foxcote Two to Mrs. Wexner (in a transaction exempt under Rule 16a-13).


Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

                             Joint Filer Information
                             -----------------------


Name of Joint Filer:                           Abigail S. Wexner

Address of Joint Filer:                        c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Relationship of Joint Filer to Issuer:         Director

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               11/7/2005

Designated Filer:                              Leslie H. Wexner


SIGNATURE:

/s/ Abigail S. Wexner
----------------------------
Abigail S. Wexner


November 9, 2005
----------------
Date